Exhibit 10.2

NOTE PURCHASE AGREEMENT

Among

American Seafoods, L.P.,

American Seafoods Corporation,

The Subsidiary Guarantors from Time to Time Party Hereto

And

American Seafoods Holdings, L.P.

Dated as of [                ], 2004

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Table of Contents

(continued)

Article IX	Subordination of the Notes		13
	9.1	Agreement To Subordinate	13
	9.2	Liquidation, Dissolution or Bankruptcy	13
	9.3	Default on Guarantor Senior Indebtedness of the Company.	13
	9.4	When Distribution Must Be Paid Over	15
	9.5	Subrogation	15
	9.6	Relative Rights	15
	9.7	Subordination May Not Be Impaired by the Company	15
	9.8	Distribution or Notice to Representative	16
	9.9	Article XII Not To Prevent Events of Default or Limit Right To Accelerate	16
	9.10	Purchasers Entitled To Rely	16
	9.11	Reliance by Holders of Guarantor Senior Indebtedness on Subordination Provisions	16

Article X	Definitions		17
	10.1	Definitions	17
	10.2	[Intentionally Omitted].	19
	10.3	Rules of Construction	19
	10.4	Headings	20

Article XI	Miscellaneous		20
	11.1	Amendments; Actions by Purchasers; Solicitation of Purchasers.	20
	11.2	Addresses for Notices, etc	21
	11.3	No Waiver; Cumulative Remedies	23
	11.4	Successors and Assigns; No Third-Party Beneficiaries	23
	11.5	Severability	23
	11.6	GOVERNING LAW	23
	11.7	Consent to Jurisdiction.	24
	11.8	WAIVER OF JURY TRIAL	24
	11.9	[Intentionally Omitted].	25
	11.10	Service of Process	25
	11.11	Further Assurances	25
	11.12	Counterparts	25

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SCHEDULES

Schedule 2.1	Purchased Notes

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Subsidiary Joinder

iii

American Seafoods Holdings, L.P.

Market Place Tower

2025 First Avenue

Suite 1200

Seattle, Washington 98121

Dated as of [                    ], 2004

To Each Purchaser Listed on

Schedule 2.1 Attached Hereto

Dear Purchasers:

American Seafoods Holdings, L.P., a Delaware limited partnership (the “Company”) hereby agrees with you as follows (capitalized terms used herein without definition shall have the respective meanings given in Section 11.1 or, if not defined in Section 11.1, in the Indenture):

Article I

Authorization

1.1 The Notes. The Company has authorized the issuance and sale to the Purchasers of its [    ]% Unsecured Subordinated Notes due 2019 in the aggregate original principal amount of $[353,400,000], any Notes issued pursuant to the exercise of the Option and any Additional Notes as provided for in Section 1.2. The [    ]% Unsecured Subordinated Notes shall be substantially in the form set forth as Exhibit A attached hereto and are referred to individually as a “Note” and collectively as the “Notes,” which terms shall also include any notes delivered in exchange or replacement therefore and, unless the context shall clearly require otherwise, the Additional Notes. The Notes will contain the same payment terms and shall bear interest at the same rate as the Indenture Notes. The terms of the Notes shall constitute, and are hereby expressly made, a part of this Agreement.

1.2 Additional Notes. Subject to the conditions set in Section 5.3, the Company may issue additional Notes (“Additional Notes”) from time to time to the Issuer, upon the issuance of Additional Indenture Notes, such that, after giving effect to such issuance, the aggregate principal amount of the Indenture Notes then outstanding equals the aggregate principal amount of the Notes held by the Issuer.

Article II

Purchase and Sale

2.1 Purchase and Sale of the Notes. Subject to and in reliance upon the terms and conditions of this Agreement, each Purchaser severally agrees to purchase from the Company, and the Company agrees to sell to each Purchaser, Notes in the principal amount set forth opposite such Purchaser’s name on Schedule 2.1 attached hereto.

Article III

Closing

3.1 Closing.

(a) The first closing of the purchase and sale of the Notes to you and the other Purchasers (the “Closing”) shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, or at such other location as agreed by the Company and the Purchasers concurrently with the closing of the first issuance of the IDSs. On the date of the Closing (the “Closing Date”) the Company will deliver to each Purchaser a single Note (or such greater number of Notes as the Purchasers may request), dated the Closing Date and registered in such Purchaser’s name in the principal amount set forth opposite such Purchaser’s name on Schedule 2.1, in consideration for delivery (i) by the Issuer to the Company of immediately available funds by wire transfer to an account designated in writing by the Company in the aggregate amount of the purchase price therefor set forth opposite the Issuer’s name on Schedule 2.1, and (ii) by ASLP to the Company of the Interests, in each case, on or prior to the Closing Date.

(b) The closing (the “Subsequent Closing”) of each purchase and sale of Additional Notes to the Issuer shall take place concurrently with the closing of each subsequent issuance of IDSs. On the date of such Subsequent Closing (the “Subsequent Closing Date”) the Company will deliver to the Issuer a single Additional Note (or such greater number of Additional Notes as the Issuer may request) dated the Subsequent Closing Date and registered in the Issuer’s name in such principal amount and for such consideration as may be agreed to at such time by the Company and the Issuer.

Article IV

Terms of Notes

4.1 Interest. The Notes shall bear interest at a rate equal to the rate payable, from time to time, on the Indenture Notes.

4.2 Redemption; Repurchase.

4.2.1 Redemption at Maturity. The Notes shall be payable in full at the same time and on the same terms as the Indenture Notes.

4.2.2 Mandatory Redemption. If the holders of the Indenture Notes require the Issuer to repurchase or redeem Indenture Notes in accordance with the terms of the Indenture, then the Company shall redeem the amount of Notes, at a price equal to the price payable by the Issuer to repurchase or redeem the Indenture Notes under the Indenture, at such time and in such amounts as may be necessary to provide the Issuer with sufficient funds to redeem or repurchase such Indenture Notes.

4.2.3 Optional Redemption. The Company shall have the right to redeem the Notes on the same terms as the terms for redemption of the Indenture Notes.

4.2.4 Pro Rata Redemptions. In the case of each partial redemption of the Notes, the principal amount of the Notes to be redeemed shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.

4.3 Payments.

(a) Payments of principal and interest on the Notes shall be made directly by wire transfer to an account designated in writing by each Purchaser.

(b) The Company shall make all payments of principal and interest on the Notes pro rata on all the Notes at the time outstanding.

(c) Notwithstanding anything to the contrary contained herein, the Issuer agrees that any payment of principal of the Indenture Notes by the Company or any Guarantor under its respective Indenture Guarantee shall, for the purposes of this Agreement and the Notes, be deemed to be a payment made by the Company to the Issuer with respect to the principal amount of the Notes then held by the Issuer.

4.4 Transfer and Exchange of Notes. The Company shall keep a register which shall provide for the registration of the Notes and the registration of transfers of Notes (the “Note Register”). The principal amount of and stated rate of interest on the Notes, the names and addresses of the Purchasers holding the Notes, the transfer of the Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register. No Note may be transferred unless such transfer is recorded in the Note Register. No Note may be sold or transferred without compliance with the registration or qualification provisions of applicable Federal and State Securities Laws or applicable exemptions therefrom. The Purchaser holding any Note or Notes may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Any Purchaser desiring to transfer or exchange any Note shall first notify the Company in writing at least three Business Days in advance of such transfer or exchange. Within a reasonable time after such notice to the

Company from a Purchaser of its intention to make such transfer or exchange and without expense (other than transfer taxes, if any) to such Purchaser, the Company shall:

(i) if requested by such Purchaser, acknowledge such transfer or exchange by executing an Assignment and Acceptance in substantially the form of Exhibit A hereto;

(ii) record such transfer or exchange in the Note Register, effective as of the date of such Assignment and Acceptance if so requested or otherwise as of the date of such transfer or exchange; and

(iii) issue in exchange therefor another Note or Notes for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered, and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or assigns, as the Purchaser holding such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Company shall have no obligation hereunder or under any Note to any Person other than the Purchaser that is the registered holder of each such Note.

4.5 Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, that if any Note held by a Purchaser that is an institutional investor is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the Purchaser setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note, other than such Purchaser’s written agreement to indemnify the Company.

Article V

Covenants

5.1 Payment of Notes; Interest Deferral. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the

Notes and in this Agreement. Interest deferral shall be permitted with respect to the Notes on the same terms and at the same time as permitted with respect to the Indenture Notes pursuant to the Indenture. If at any time interest payment on the Indenture Notes is deferred, interest payments on the Notes shall also be deferred.

5.2 Future Guarantors. The Company shall cause each Restricted Subsidiary organized under the laws of the United States or any state or territory thereof that guarantees the Indenture Notes to execute a Subsidiary Joinder substantially in form of Exhibit C pursuant to which such Subsidiary shall guarantee the Guaranteed Obligations and become a Guarantor hereunder. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary without rendering the Guarantor insolvent or the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

5.3 Subsequent Issuance. The Company may issue Additional Notes provided that (i) no Event of Default has occurred and is continuing at the time of such issuance, (ii) the Incurrence of Indebtedness evidenced by such Additional Notes is permitted pursuant to Section 4.03 of the Indenture.

5.4 Additional Covenants. The Company shall comply with all covenants contained in the Indenture, as the same may be amended or the terms thereof modified or waived from time to time in accordance with the Indenture, insofar as such covenants are applicable to the Company pursuant to the express requirements of the Indenture.

Article VI

Events of Default

6.1 Events of Default. An “Event of Default” occurs if:

(a) The Company defaults in any payment of interest on any Note or interest on any deferred interest when the same becomes due and payable, and such default continues for a period of 30 days, provided that deferral of interest payments in accordance with Section 5.1 hereof shall not constitute a default;

(b) the Company defaults in the payment of the principal on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c) the Company defaults in the payment of any deferred interest when the same becomes due and payable;

(d) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or this Agreement) or any

Guarantor that is a Significant Subsidiary denies or disaffirms in writing such Guarantor’s obligations under this Agreement or its Note Guarantee (other than by reason of termination of this Agreement or such Note Guarantee or the release of such Note Guarantee in accordance with the terms of such Note Guarantee and this Agreement), and such Default continues for 10 days; or

(e) an Event of Default under the Indenture has occurred and is continuing.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Article VII

Acceleration; Remedies on Default

7.1 Acceleration.

(a) If an Event of Default occurs and is continuing, the Required Holders by notice to the Company, may declare the principal and accrued but unpaid interest on all the Notes to be due and payable, subject to clause (b) of this Section 7.1. Subject to compliance with the provisions of Section 7.1(b), upon the effectiveness of such a declaration, such principal and interest shall be due and payable. If (i) an Event of Default specified in Section 6.01(h) or (j) of the Indenture occurs or (ii) if any Event of Default shall have occurred and be continuing and the Indenture Notes are effectively accelerated, the principal and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Purchasers. However, if such acceleration of the Indenture Notes is rescinded, the acceleration of the Notes shall be rescinded automatically. The Required Holders by written notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. For the avoidance of doubt, original issue discount portion of the principal of the Notes, if any, that is deemed to be unearned interest thereof, shall only be due and payable upon acceleration to the extent permitted by law.

(b) Until the earlier of (a) the date on which no Designated Senior Indebtedness (including any guarantee of other Designated Senior Indebtedness) of the Company or any Guarantor shall be outstanding and (b) [            ], 2009, if an Event of Default (other than an Event of Default described in Section 6.01(h) or (i) of the Indenture) has occurred and is continuing, without in any way limiting the right of any

Purchaser to exercise any other remedy such Purchaser may have (including the right to bring suit against the Company or any Guarantor for payment of any and all amounts of principal and interest due and payable), the principal of all the Notes may not be declared to be due and payable unless and until the earliest to occur of: (i) the Acceleration Forbearance Period has expired, (ii) the Designated Senior Indebtedness of the Company or any Guarantor shall be due and payable in full, or shall have been declared to be due in full, or there shall have been a demand for payment in full thereof, or any enforcement or collection action shall have been commenced with respect thereto, (iii) holders of any Specified Pari Passu and Subordinated Indebtedness exceeding $10,000,000 in the aggregate principal amount, shall have commenced any enforcement or collection action with respect to such Indebtedness, (iv) an Event of Default described in Section 6.01(h) or (i) of the Indenture shall have occurred and (v) the acceleration of the Indenture Notes shall have become effective. For the avoidance of doubt, the provisions set forth in this sub-section shall not prevent the Purchasers from receiving payments on the Notes when due or exercising any other remedies under this Agreement while an Acceleration Forbearance Period is in effect.

7.2 Other Remedies.

If an Event of Default occurs and is continuing, the Purchasers may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

A delay or omission by the Purchasers in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

In addition to the foregoing, if an Event of Default shall have occurred and be continuing the Required Holders may exercise any one or more of the following remedies, whether subsequently or concurrently:

(a) institute proceedings for the collection of all amounts then payable on the Notes or under this Agreement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, collect from the Company and any other obligor upon such Notes moneys adjudged due; and

(b) exercise any other rights and remedies that may be available at law or in equity.

7.3 Waiver of Past Defaults.

(a) The Required Holders may waive on behalf of the Purchasers of all the Notes any existing Default or Event of Default and its consequences except (i) a continuing Default or an Event of Default in the payment of the principal of or interest on a Note or (ii) any Default or Event of Default in respect of a provision that under Section 11.1 that cannot be amended without the consent of each Purchaser affected or in respect of clause (e) of Section 6.1. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Notes and the Purchasers shall be restored to their former positions and rights hereunder and under the Notes, respectively.

(b) In the event of any Event of Default specified in Section 6.01(g) of the Indenture, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Purchasers, if within 20 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured.

7.4 Rights of Purchasers to Receive Payment. Subject to Section 5.1 hereof, the right of any Purchaser to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Purchaser.

7.5 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.5 does not apply to a Purchaser pursuant to Section 7.4 or a suit by Purchasers of more than 10% in principal amount of the Notes, or to any suit instituted by any Purchaser for the enforcement of the payment of the principal of or interest on any Note on or after the respective Stated Maturity or interest payment dates expressed in such Note.

Article VIII

Guarantee

8.1 Note Guarantee. Each Guarantor hereby jointly and severally, irrevocably, fully and unconditionally guarantees subject to solvency restrictions set forth in Section 5.2, on an unsecured and subordinated basis, as a primary obligor and not merely as a surety, to each Purchaser and its successors and assigns the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all monetary obligations of the Company under this Agreement and the Notes, whether for payment of principal of, or interest on, the Notes (including deferred interest), expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article VIII notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Purchaser to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Notes or any other agreement or otherwise; (b) any extension or renewal of the Notes or the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement; (d) the release of any security held by any Purchaser for the Guaranteed Obligations; (e) the failure of any Purchaser to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in Section 8.2(b).

Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Purchaser to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.2, 8.3 and 8.7, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Purchaser upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Purchaser has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Purchasers, forthwith pay, or cause to be paid, in cash, to the Purchasers an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations then due and owing, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Purchasers, including deferred interest then due and owing.

Each Guarantor agrees (to the fullest extent permitted by law) that it shall not be entitled to any right of subrogation in relation to the Purchasers in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article IX. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Purchasers, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Section 7.1 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Section 7.1, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 8.1.

Each Guarantor that makes a payment or distribution under its Note Guarantee shall have the right to seek contribution from the Company or any non-paying Guarantor that has also guaranteed the relevant Guaranteed Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the holders under the Note Guarantees.

Each Note Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that its Note Guarantee is knowingly made in contemplation of such benefits.

Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Purchasers in enforcing any rights under this Section 8.1.

Upon request of the Purchasers, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

8.2 Limitation on Liability.

(a) Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Senior Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Agreement, can be hereby guaranteed without rendering such Guarantor insolvent or this Agreement or the Note Guarantee, as it relates to such Guarantor, voidable or unenforceable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Note Guarantee as to any Guarantor that is a Subsidiary of the Company shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article VIII without any further action by such Guarantor, the Company or any other Person upon (i) any sale or disposition (by merger or otherwise) of such Guarantor or a Person which is the parent company of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company in compliance with the Indenture; or (ii) the proper designation by the Company of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or (iii) the merger or consolidation of a Guarantor with and into the Company, the Issuer or another Guarantor that is the surviving Person of such merger or consolidation; or (iv) upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Guaranteed Obligations then due and owing.

8.3 Reduction of Guaranteed Obligations. Any term or provision of this Agreement to the contrary notwithstanding, the aggregate principal amount of the Guaranteed Obligations of any Guarantor in respect of the Notes held by the Issuer shall be permanently reduced by the amount of payments in respect of principal of the Indenture Notes collected under the Indenture Notes or the Indenture Guarantee (by the Trustee, the holders of the Indenture Notes or otherwise).

8.4 Successors and Assigns. Subject to Section 8.2(b), this Article VIII shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Purchasers and, in the event of any transfer or assignment of rights by any Purchaser, the rights and privileges conferred upon that party in this Agreement and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

8.5 No Waiver. Neither a failure nor a delay on the part of the Purchasers in exercising any right, power or privilege under this Article VIII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Purchaser herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which it may have under this Article VIII at law, in equity, by statute or otherwise.

8.6 Subordination of Note Guarantees. The Obligations of each Guarantor under its Note Guarantee pursuant to this Article VIII shall be junior and subordinated to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Guarantor on the same basis as the Notes are junior and subordinated to the prior payment in full of all existing and future Guarantor Senior Indebtedness of the Company as described in Article IX hereof, will rank pari passu with any Pari Passu Indebtedness of such Guarantor, and will be senior in right of payment to all Subordinated Obligations. For the purposes of the foregoing sentence, the Purchasers shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Agreement, including Article IX hereof.

8.7 Modification. Subject to Section 11.1, no modification, amendment or waiver of any provision of this Article VIII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

8.8 Execution of Amendments for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to Section 5.2 hereof shall execute a Subsidiary Joinder substantially in the form of Exhibit C pursuant to which such Subsidiary shall guarantee payment of the Notes and become a Guarantor under this Article VIII and shall guarantee the Guaranteed Obligations.

8.9 Notation Not Required. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.

Article IX

Subordination of the Notes

9.1 Agreement To Subordinate. The Company agrees, and each Purchaser by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article IX, to the prior payment in full of all existing and future Guarantor Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Guarantor Senior Indebtedness. The Notes shall in all respects rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of the Company, and shall in all respects rank senior in right of payment to all existing and future Subordinated Obligations; and only Guarantor Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein.

9.2 Liquidation, Dissolution or Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors, upon a total or partial liquidation or dissolution of the Company or reorganization of or similar proceeding relating to the Company or its property, the holders of Guarantor Senior Indebtedness of the Company shall be entitled to receive payment in full of such Guarantor Senior Indebtedness of the Company before the Purchasers are entitled to receive any payment and until the Guarantor Senior Indebtedness is paid in full, any payment or distribution on any Guarantee to which a Purchaser would be entitled but for this Article IX shall be made to holders of such Guarantor Senior Indebtedness of the Company as their interests may appear. If a distribution is made to Purchasers that due to this Article IX should not have been made to them, such Purchasers are required to hold it in trust for the holders of Guarantor Senior Indebtedness of the Company and pay it over to them as their interests may appear (except that the Purchasers may receive and retain Permitted Junior Securities).

9.3 Default on Guarantor Senior Indebtedness of the Company.

(a) The Company may not pay principal of, premium (if any) or interest on, the Notes or make any deposit of funds and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, “pay the Notes”) if (i) a default in the payment of the principal of, premium (if any) or interest on any Guarantor Senior Indebtedness of the Company occurs and is continuing or any amount owing in respect of such Guarantor Senior Indebtedness is not paid in full when due, or (ii) any other default on Guarantor Senior Indebtedness of the Company occurs and the maturity of such Guarantor Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Guarantor Senior Indebtedness has been paid in full. However, the Company may pay its Notes without regard to the foregoing if the Company receives written notice approving such payment from the Representative of Designated Senior Indebtedness with respect to which of the defaults described in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending on the earliest to occur of the following events: (a) 179 days shall have elapsed since such receipt of such Blockage Notice; provided, however, that in the event that there has been any Acceleration Forbearance Period in respect of the Notes in the immediately preceding 360-day period, such 179-day period will be automatically reduced by the cumulative duration of all Acceleration Forbearance Periods that occurred during such immediately preceding 360-day period, (b) such Payment Blockage Period is terminated by written notice to the Company from the Person or Persons who gave such Blockage Notice, (c) the repayment in full of such Designated Senior Indebtedness, or (d) the default giving rise to such Blockage Notice is no longer continuing. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 9.3 and in Section 9.2), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may pay the Notes after the end of such Payment Blockage Period, including any missed payments. In no event shall the total number of days during which any Payment Blockage Period is in effect extend beyond the 179 days from the date of receipt by the Purchasers of the relevant Blockage Notice, and in no event shall the total number of days during which any Payment Blockage Period or any Acceleration Forbearance Period is in effect exceed 179 days during any 360 consecutive day period. For purposes of this provision, no default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage

Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

(b) After the occurrence of an Event of Default, the Company shall promptly notify the holders of the Guarantor Senior Indebtedness (or their Representative) of such occurrence. If any Guarantor Senior Indebtedness is outstanding, no Guarantor may pay the Guarantees until five Business Days after such holders or the Representative of the Guarantor Senior Indebtedness receives notice of such occurrence and, thereafter, may pay the Guarantees only if the provisions described above otherwise permit payment at that time.

9.4 When Distribution Must Be Paid Over. If a payment or distribution is made to Purchasers that because of this Article IX should not have been made to them, the Purchasers who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Guarantor Senior Indebtedness and pay it over to them as their respective interests may appear.

9.5 Subrogation. After all Guarantor Senior Indebtedness of the Company is paid in full and until the Notes are paid in full in cash, the Purchasers shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness. A distribution made under this Article IX to holders of Guarantor Senior Indebtedness which otherwise would have been made to Purchasers is not, as between the Company and the Purchasers, a payment by the Company on the Notes.

9.6 Relative Rights. This Article IX defines the relative rights of the Purchasers and holders of Guarantor Senior Indebtedness. Nothing in this Agreement shall:

(a) impair, as between the Company and the Purchasers, the obligation of the Company which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations; or

(b) prevent any Purchaser from exercising its available remedies upon a Default, subject to the rights of holders of Guarantor Senior Indebtedness to receive distributions otherwise payable to the Purchasers.

9.7 Subordination May Not Be Impaired by the Company. No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the obligations of the Company hereunder shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.

9.8 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

9.9 Article XII Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article IX shall not be construed as preventing the occurrence of a Default. Nothing in this Article IX shall have any effect on the right of the Purchasers to accelerate the maturity of the Notes (other than with respect to an Acceleration Forbearance Period).

9.10 Purchasers Entitled To Rely. Upon any payment or distribution pursuant to this Article IX, the Purchasers shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 9.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Purchasers or (iii) upon the Representatives for the holders of Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IX. In the event that the Purchasers determine, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article IX, the Purchasers may request such Person to furnish evidence to the reasonable satisfaction of the Purchasers as to the amount of Guarantor Senior Indebtedness the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article IX, and, if such evidence is not furnished, the Purchaser may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

9.11 Reliance by Holders of Guarantor Senior Indebtedness on Subordination Provisions. Each Purchaser, by accepting a Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

Article X

Definitions

10.1 Definitions. The following terms shall have the following meanings:

“Acceleration Forbearance Period” means the period commencing on the date when the Required Holders provide the Company with a notice of acceleration and expiring on the earliest of the date on which (a) 90 days shall have elapsed following the commencement of such period, (b) the Designated Senior Indebtedness of the Company or any Guarantor shall be due and payable in full, or shall have been declared to be due in full, or there shall have been a demand for payment in full thereof, or any enforcement or collection action shall have been commenced with respect thereto, (c) holders of any Specified Pari Passu and Subordinated Indebtedness exceeding $10,000,000 in the aggregate principal amount, shall have commenced any enforcement or collection action with respect to such Indebtedness, (d) an Event of Default described in Section 6.01(h) of the Indenture or (i) shall have occurred and (e) the acceleration of the Indenture Notes shall have become effective; provided, however, that in the event that there has been any prior Acceleration Forbearance Period in the immediately preceding twelve-month period, the duration of the Acceleration Forbearance Period shall be automatically reduced by the cumulative duration of all prior Acceleration Forbearance Periods that occurred during the preceding twelve-month period (it being understood that the Acceleration Forbearance Period may terminate immediately after commencing pursuant to this proviso).

“Additional Indenture Notes” means notes issued pursuant to [Section 4.14] of the Indenture.

“Additional Notes” has the meaning assigned to that term in Section 1.2.

“Agreement” means this Note Purchase Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed, from time to time.

“Blockage Notice” has the meaning assigned to that term in Section 9.3(a).

“Closing” has the meaning assigned to that term in Section 3.1.

“Closing Date” has the meaning assigned to that term in Section 3.1.

“Company” has the meaning assigned to that term in the first paragraph of this Agreement.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Event of Default” has the meaning assigned to that term in Section 6.1

“Guaranteed Obligations” has the meaning assigned to that term in Section 8.1.

“Indenture” means the Indenture, dated as of [            ], 2004 (as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof), among the Issuer, the Guarantors from time to time party thereto, and Wells Fargo Bank Minnesota, National Association, as Trustee, providing for the issuance of the Indenture Notes.

“Indenture Guarantee” means the guarantee by the Company, each other guarantor under the Indenture of the Issuer’s obligations under the Indenture and the Indenture Notes.

“Indenture Notes” means the [    ]% Senior Secured Notes Due 2019, issued by the Issuer under the Indenture.

“Interest Deferral Period” has the meaning assigned to such term in Section 5.1.

“Interests” means [number] limited liability company interests of the Company, representing [    ]% of the company and evidenced by certificate(s) No. [    ], owned and delivered by ASLP to the Company at the Closing, as consideration for the Notes issued on the Closing Date and registered in the name of ASLP in the aggregate principal amount set forth opposite ASLP’s name on Schedule 2.1.

“Issuer” means American Seafoods Corporation until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the Trust Indenture Act, each other obligor on the Indenture Notes.

“Note Parties” means the Company and each of its Note Guarantors, whether in existence on the Closing Date or thereafter organized.

“Note Register” has the meaning assigned to that term in Section 4.4.

“Notes” has the meaning assigned to that term in Section 1.1.

“Payment Blockage Period” has the meaning assigned to that term in Section 9.3.

“Purchasers” means the holder or holders from time to time of the Notes.

“Representative” means the trustee, agent or representative (if any) for an issue of Guarantor Senior Indebtedness or Designated Senior Indebtedness, as the case may be.

“Required Holders” means the Purchasers holding more than 50% in principal amount of the outstanding Notes.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Secured Notes” means the [    ]% Senior Secured Notes of ASG due [            ], issued pursuant to the Note Purchase Agreement.

“Subordinated Note Documents” means this Agreement, the Notes and all other documents, agreements and certificates executed or delivered in connection therewith from time to time. Any reference in this Agreement or any other Subordinated Note Document to a Subordinated Note Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Subordinated Note Document as the same may be in effect at any and all times such reference becomes operative.

“United States” and “U.S.” shall each mean the United States of America.

10.2 [Intentionally Omitted].

10.3 Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(A)	the terms defined in this Agreement have the meanings assigned to them in this Agreement;

(B)	“or” is not exclusive;

(C)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(D)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(E)	all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(F)	the words “include,” “included” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(G)	words in the singular include the plural, and words in the plural include the singular;

(H)	any reference to a Section or Article refers to such Section or Article of this Agreement; and

(I)	any reference to any agreement, contract, certificate or other instrument shall include, without limitation, all exhibits, schedules and annexes thereto, whether or not specifically referenced herein.

10.4 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Article XI

Miscellaneous

11.1 Amendments; Actions by Purchasers; Solicitation of Purchasers.

(a) Subject to Section 11.1(b), and (e), and subject to the provisions in the Indenture limiting the Issuer’s ability to grant consents or waivers hereunder, no amendment, alteration, modification or waiver (including waivers of Default or Events of Default) of any term or provision of this Agreement, the Notes or the other Subordinated Note Documents, nor consent to any departure by any Note Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchasers holding the majority of principal amount of the outstanding Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; any waiver or consent may be given subject to satisfaction of conditions stated therein. Written notice of any waiver or consent effected under this subsection shall be promptly delivered by the Company to any Purchasers that did not execute the same.

(b) Subject to Sections 5.1 and 4.2.1, without the consent of each Purchaser affected, an amendment or waiver may not: (i) reduce the amount of Notes whose Purchasers must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Note; (iii) reduce the principal of or extend the Stated Maturity of any Note; (iv) change the time at which any Note may be redeemed in accordance with Section 4.2; (v) make any Note payable in money other than that stated in the Note; (vi) make any change to the subordination or ranking provisions of this Agreement or the related definitions that adversely affects the rights of any Purchaser; (vii) impair the right of any Purchaser to receive payment of principal, and interest on such Purchaser’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Purchaser’s Notes; (viii) make a change to lower the applicable Dividend Suspension Threshold (except in connection with an offer by the Company to purchase all the Notes, in which case a majority in principal amount of the Notes will be sufficient); (ix) make any change to the provisions of the Indenture that eliminates the prohibition on paying dividends and making certain other restricted payments while interest is being deferred, while any previously deferred interest remains unpaid, or during the continuance of an Event of Default (except in connection with an offer by the Company to purchase all the Notes, in which case a majority in principal amount of the Notes will be sufficient); or (x) make any change in the amendment provisions which require each Purchaser’s consent or in the waiver provisions.

(c) The Company will provide each Purchaser (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true, correct and complete copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.1 to each Purchaser promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

(d) Except as otherwise stated in paragraph (a) and (b) above and Article VI, wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Purchasers, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, the holders of a majority of the principal amount of the Notes then outstanding.

(e) An amendment under this Article XI may not make any change that adversely affects the rights under Article IX of any holder of Guarantor Senior Indebtedness then outstanding (which Guarantor Senior Indebtedness has been previously designated in writing by the Company to the Purchasers and the Trustee for this purpose) unless the holders of such Guarantor Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

11.2 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or facsimile transmission, or delivered to the applicable party at the addresses indicated below:

If to Note Parties, to:

American Seafoods Holdings, L.P.

Market Place Tower

2025 First Avenue, Suite 1200

Seattle, Washington 98121

Attention: Chief Financial Officer

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Jeffrey J. Rosen

Fax: (212) 909-6836

If to the Purchasers:

American Seafoods, L.P.

Market Place Tower

2025 First Avenue, Suite 1200

Seattle, Washington 98121

Attention: Chief Financial Officer

Fax: [            ]

American Seafoods Corporation

Market Place Tower

2025 First Avenue, Suite 1200

Seattle, Washington 98121

Attention: Chief Financial Officer

Fax: [            ]

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Jeffrey J. Rosen Fax:

(212) 909-6000

If to any other Purchaser:

At such Purchaser’s address for notice as set forth in the transfer records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section (such designation, if made by a Purchaser holding Notes, to be recorded by the Company in the Note Register). All such notices, requests, demands and other communications shall be deemed to have been validly served, given or delivered to the Purchasers in respect of any matter contemplated by (i) upon the earlier of actual receipt and three days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage paid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission and confirmed by telephone, (iii) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand delivered by messenger.

11.3 No Waiver; Cumulative Remedies. No failure or delay on the part of any Purchaser, in exercising any right, power or remedy hereunder shall operate as a suspension or waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11.4 Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company and each of the Purchasers and their respective successors and assigns and, in particular, shall inure to the benefit of and be enforceable by any Purchaser or Purchasers holding the Notes from time to time, except that no Note Party shall have the right to assign its rights hereunder or any interest therein without the prior written consent of the Purchasers. Any such purported assignment without the prior written consent of the Purchasers shall be null and void ab initio. Except as expressly set forth herein, nothing in this Agreement shall confer any claim, right, interest or remedy on any third party or inure to the benefit of any third party.

11.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties hereto to the maximum extent possible. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.6 GOVERNING LAW. THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND

CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THEY ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

11.7 Consent to Jurisdiction.

(a) Each Note Party irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the County of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any of the other Subordinated Note Documents. To the fullest extent it may effectively do so under applicable law, each Note Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Note Party agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph (a) above brought in any court referred to therein shall, subject to such rights of appeal on issues other than jurisdiction as may be available to such Note Party, be conclusive and binding upon such Note Party and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such Note Party is or may be subject) by a suit upon such judgment.

11.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SUBORDINATED NOTE DOCUMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR ANY OTHER SUBORDINATED NOTE DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS

WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

11.9 [Intentionally Omitted].

11.10 Service of Process. Each Note Party consents to service of process in any suit, action or proceeding by actual receipt of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Note Party specified in or designated pursuant to Section 14.2. Each Note Party agrees that such service (i) shall be deemed in every respect effective service of process upon such Note Party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Note Party. Nothing in this Agreement shall affect the right of any Purchaser to serve process in any manner permitted by law, or limit any right that any Purchaser may have against any of the Note Parties to bring proceedings against the Note Parties in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

11.11 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers, each Note Party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of the Subordinated Note Documents.

11.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

[The remainder of this page has been left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.

COMPANY:	AMERICAN SEAFOODS HOLDINGS, L.P.

By:
Name: Title:

PURCHASERS:	AMERICAN SEAFOODS L.P.

By:
Name: Title:

AMERICAN SEAFOODS CORPORATION

By:
Name: Title:

GUARANTORS:	AMERICAN SEAFOODS GROUP LLC

By:
Name: Title:

AMERICAN SEAFOODS INTERNATIONAL LLC

By:
Name: Title:

NEW BEDFORD SEAFOODS LLC

By:
Name: Title:

THE HADLEY GROUP LLC

By:
Name: Title:

AMERICAN SEAFOODS PROCESSING LLC

By:
Name: Title:

AMERICAN SEAFOODS COMPANY LLC

By:
Name: Title:

AMERICAN CHALLENGER LLC

By:
Name: Title:

AMERICAN DYNASTY LLC

By:
Name: Title:

AMERICAN TRIUMPH LLC

By:
Name: Title:

OCEAN ROVER LLC

By:
Name: Title:

NORTHERN EAGLE LLC

By:
Name: Title:

OCEAN HAWK LLC

By:
Name: Title:

NORTHERN JAEGER LLC

By:
Name: Title:

KATIE ANN LLC

By:
Name: Title:

SOUTHERN PRIDE CATFISH LLC

By:
Name: Title:

SOUTHERN PRIDE CATFISH TRUCKING, INC.

By:
Name: Title:

PACIFIC LONGLINE COMPANY LLC

By:
Name: Title:

LILLI ANN, LLC

By:
Name: Title:

NORTH CAPE FISHERIES, LLC

By:
Name: Title:

DEEP PACIFIC, LLC

By:
Name: Title:

SCHEDULE 2.1

Purchasers

Purchaser	Principal Amount
American Seafoods, L.P.	[105,900,000	]
American Seafoods Corporation	[247,400,000	]

EXHIBIT A

Form of Note

UNSECURED SUBORDINATED NOTE

AMERICAN SEAFOODS HOLDINGS, L.P.

[    ]% Unsecured Subordinated Note due August [    ], 2019

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. [            ]

$[            ],000                                                                                                                                                                            August [    ], 2004

New York, New York

FOR VALUE RECEIVED, the undersigned, AMERICAN SEAFOODS HOLDINGS, L.P., a Delaware limited partnership (the “Company”), HEREBY PROMISES TO PAY TO [AMERICAN SEAFOODS, L.P.] [AMERICAN SEAFOODS CORPORATION], or its registered assigns, the principal sum of [            ] DOLLARS ($[            ],000), together with interest on such principal amount. This Unsecured Subordinated Note shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount at the rate of [    ]% per annum, payable quarterly in arrears on the 15th day of each March, June, September and December, commencing on [                ]. Notwithstanding any other provision of this Unsecured Subordinated Note, the entire balance of principal and accrued and unpaid interest and premium, if any, shall be paid in full on [September 15, 2019].

This Unsecured Subordinated Note is one of the Notes referred to in the Note Purchase Agreement dated as of August [    ], 2004 (as the same may be amended, modified or supplemented from time to time, the “Note Purchase Agreement”) by and

A-1

among the Company, the Purchasers and the Subsidiary Guarantors from time to time party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement. The registered holder of this Unsecured Subordinated Note is entitled to the benefits of the Note Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided thereby or otherwise available in respect thereof. The terms of the Note Purchase Agreement are hereby incorporated by reference herein as if set forth herein in their entirety. In the event of any conflict between the terms of this Unsecured Subordinated Note and the Note Purchase Agreement, the terms of the Note Purchase Agreement shall govern.

Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

This Unsecured Subordinated Note is a registered note and, as provided in the Note Purchase Agreement, no Unsecured Subordinated Note may be transferred unless such transfer is recorded in the Note Register.

No delay or omission on the part of the holder of this Unsecured Subordinated Note in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Unsecured Subordinated Note, and a waiver, delay or omission on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

THIS UNSECURED SUBORDINATED NOTE SHALL BE DEEMED TO BE UNDER SEAL, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

AMERICAN SEAFOODS HOLDINGS, L.P.

By:
Name Title

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EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

                        , 200

Reference is made to the Note Purchase Agreement, dated as of [                        ], 2004, by and among American Seafoods, L.P., a Delaware limited partnership, American Seafoods Corporation, a Delaware corporation, American Seafoods Holdings, L.P., a Delaware limited partnership and the Guarantors from time to time party thereto (such agreement, as the same may be from time to time amended, modified or supplemented, the “Note Purchase Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.).

1.	[Assignor] (the “Assignor”) hereby sells and assigns, without recourse, to [Assignee] (the “Assignee”), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of , 200 (the “Assignment Date”), $[ ] principal amount of Notes issued pursuant to the Note Purchase Agreement (the “Assigned Notes”) and all of the Assignor’s rights and obligations under the Note Purchase Agreement relating to the Assigned Notes.

2.	This Assignment and Acceptance shall in all respects be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to the conflict of laws rules thereof (other than section 5-1401 of the General Obligations Law of the State of New York).

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IN WITNESS WHEREOF, the undersigned has caused this Assignment and Acceptance to be duly executed and delivered by its officer thereunto duly authorized as of                         , 20    .

[ASSIGNOR]	[ASSIGNEE]
as Assignor	as Assignee

By:	By:
Name:	Name:
Title:	Title:

Acknowledged and accepted by:

AMERICAN SEAFOODS HOLDINGS, L.P.

By:
Name:
Title:

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EXHIBIT C

FORM OF SUBSIDIARY JOINDER

[                ], 20

This Subsidiary Joinder (the “Joinder”), effective as of the date hereof, is delivered by [each of] the undersigned (each, a “Joining Subsidiary”) pursuant to Sections          and 8.7 of the Note Purchase Agreement, dated as of [            ]     , 2004, by and among American Seafoods, L.P., a Delaware limited partnership, American Seafoods Corporation, a Delaware corporation, American Seafoods Holdings, L.P., a Delaware limited partnership and the Guarantors from time to time party thereto (such agreement, as the same may be from time to time amended, modified or supplemented, the “Note Purchase Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.)

3.    Each Joining Subsidiary acknowledges receipt of, and having read, a copy of the Note Purchase Agreement and the Indenture.

4.    Each Joining Subsidiary hereby agrees that this Joinder may be attached to the Note Purchase Agreement.

5.    Each Joining Subsidiary hereby represents that it is a [direct] [indirect] wholly owned Subsidiary of the Company.

6.    For all purposes of the Note Purchase Agreement, each Joining Subsidiary, by executing and delivering this Joinder, hereby agrees to become a Guarantor under the Note Purchase Agreement in accordance with Sections          and 8.7 thereof and agrees to be bound by all of the terms of the Note Purchase Agreement applicable to a Guarantor.

The address and facsimile number to which notices may be sent to the Joining Subsidiary is as follows:

Address:

Facsimile Number:

Attention:

7.    The Joining Subsidiary hereby waives acceptance by the Purchasers of the guaranty by the Joining Subsidiary under Article VIII of the Note Purchase Agreement upon the execution of this Joinder by the Joining Subsidiary.

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8.    [This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.]1

9.    THIS JOINDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

IN WITNESS WHEREOF, the Joining Subsidiary has caused this Joinder to be duly executed by its authorized officers, for the ratable benefit of the Purchasers, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]

By:
Name:
Title:

[1]	Include if there are multiple Joining Subsidiaries.

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